Exhibit 23.4
ENGINEER’S CONSENT
We consent to incorporation by reference in the Registration Statements (File Nos. 333-68694, 333-32214, 333-47672, 333-44702, 333-39908, 333-85553, 333-104922, 333-104933, 333-103679 and 333-127630) on Form S-8, and the Registration Statements (File Nos. 333-85211, 333-50036 and 333-100308) on Form S-3 of Devon Energy Corporation of the reference to our reports for Devon Energy Corporation, which appears in the December 31, 2005 annual report on Form 10-K of Devon Energy Corporation.

AJM PETROLEUM CONSULTANTS
By:	/s/ Robin G. Bertram
Robin G. Bertram, P.Eng.
Vice President, Engineering

March 1, 2006